Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Bankers Corp:


We consent to the inclusion of our report dated January 25, 1996, with respect to the consolidated statement of condition of Bankers Corp. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears as an exhibit to the Form 8-K of Sovereign Bancorp, Inc. dated February 12, 1997.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.


                                                     KPMG Peat Marwick LLP

Short Hills, New Jersey
February 12, 1997